PROXY

EVERGREEN INTERNATIONAL BALANCED INCOME FUND

COMMON SHARES

This Proxy is solicited on behalf of the Board of Trustees of Evergreen International Balanced Income Fund for the Annual Meeting of Shareholders.

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the 2007 Annual Meeting of Shareholders of Evergreen International Balanced Income Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on August 10, 2007 at 10:30 a.m. Eastern time, and at any and all adjournments thereof.

                Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

                                                                                                                                                                                                                         votes as in this X                                                                                                                                                                                                                           Please mark your

The shares represented by this proxy will be voted as specified in the following Item 1, but if no choice is specified, they will be voted FOR the election of the four (4) persons named below as proposed Trustees under “Election of Trustees (Proposal 1).”  If any nominee for any reason becomes unable to serve or, for good cause will not serve, the persons named as proxies on the other side of this proxy card will vote for the election of such other person or persons as they may consider qualified.  The Board of Trustees has no reason to believe that any of the four (4) Trustee nominees will be unwilling or unable to serve.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  votes as in this X                                                                                                                                                                                                                           Please mark your

                X             Please mark your

                                votes as in this

                                example.

1. ELECTION OF TRUSTEES
Nominees: Charles A. Austin III Gerald M. McDonnell Patricia B. Norris Richard J. Shima
[ ] FOR all nominees (except as marked to the contrary below*)
[ ] WITHHOLD AUTHORITY to vote for all nominees

(*INSTRUCTION:  To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

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2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)__________________________________________________________________________ DATE_____________, 2007.

(Signature of all joint owners is required.  Fiduciaries please indicate your full title.  Sign exactly as name appears hereon.)

If any other matters about which the Fund did not have timely notice properly come before the meeting, authorization is given to the proxy holders to vote in accordance with the views of management of the Fund.

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                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

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